EXHIBIT 99.1

Combined and Consolidated Financial Statements

RGC Canada Ltd.

[formerly Jutan International Limited]

and Redmond Group of Companies Limited

Partnership

[formerly Jutan Limited Partnership]

December 31, 2006

AUDITORS’ REPORT

To the Shareholders and Partners of

RGC Canada Ltd. and Redmond Group of Companies Limited Partnership

We have audited the combined and consolidated balance sheet of RGC Canada Ltd. [formerly Jutan International Limited] and Redmond Group of Companies Limited Partnership [formerly Jutan Limited Partnership] [the “Entities”] as at December 31, 2006 and the combined and consolidated statements of operations, deficit, partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the Entities’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined and consolidated financial statements present fairly, in all material respects, the financial position of the Entities as at December 31, 2006 and the results of their operations and their cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

Thornhill, Canada,

February 16, 2007 [except for note 20,

    which is as of February 12, 2008].

\s\Ernst & Young LLP

RGC Canada Ltd. and

[formerly Jutan International Limited]

Redmond Group of Companies Limited Partnership

[formerly Jutan Limited Partnership]

COMBINED AND CONSOLIDATED BALANCE SHEET

As at December 31	2006 $	2005 $

ASSETS [note 10]
Current
Accounts receivable [notes 17[b] and [c]]	51,888,203	61,250,663
Due from vendor [note 4[a]]	108,734	3,202,173
Distributions receivable from partnership	728,818	—
Due from related parties [note 5]	128,042	—
Inventory	32,316,673	37,569,741
Prepaid expenses and other assets [note 6]	1,041,019	1,020,051
Loan to partnership [note 8[b]]	1,350,000	—

Total current assets	87,561,489	103,042,628

Other asset [note 6]	561,310	—
Fixed assets, net [note 7]	1,844,310	1,273,223
Investment in partnership [note 8[a]]	8,783,380	—
Intangible assets, net [note 9]	12,206,795	35,474,634
Goodwill [note 4[a]]	2,293,205	5,810,210

	113,250,489	145,600,695

LIABILITIES, SHAREHOLDERS’ EQUITY AND PARTNERS’ CAPITAL
Current
Bank indebtedness [note 10]	20,362,260	24,294,708
Accounts payable and accrued liabilities [notes 17[b] and 18[a]]	41,256,788	48,882,694
Distributions payable	—	1,500,000
Income taxes payable	—	163,878
Due to vendor [note 4[b]]	245,400	3,218,767
Derivative financial instruments	—	911,200
Demand term loan [note 11]	2,291,667	2,500,000
Loans from related parties [note 12]	2,632,303	—

Total current liabilities	66,788,418	81,471,247

Future income taxes [note 13]	2,555,000	2,555,000

Total liabilities	69,343,418	84,026,247

Shareholders’ equity and partners’ capital
Share capital [note 14]	10,400,805	10,400,805
Contributed surplus [note 15]	2,208,500	2,208,500
Deficit	(1,037,263)	(963,549)

Total shareholders’ equity	11,572,042	11,645,756
Partners’ capital [note 16[a]]	32,335,029	49,928,692

Total shareholders’ equity and partners’ capital	43,907,071	61,574,448

	113,250,489	145,600,695

See accompanying notes

Approved by:

General Partner	Director	Director

RGC Canada Ltd. and

[formerly Jutan International Limited]

Redmond Group of Companies Limited Partnership

[formerly Jutan Limited Partnership]

COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31	2006 $	2005 $

Sales [notes 5 and 17[c]]	282,416,966	209,152,240
Cost of sales [note 17[b]]	257,474,562	181,807,181

Gross profit	24,942,404	27,345,059

Expenses
Selling	3,603,399	3,117,936
Direct	12,001,105	7,597,354
General and administrative [note 18[d]]	10,787,150	6,910,504
Amortization of fixed assets	550,493	306,720
Amortization of intangible assets	5,902,017	3,943,322
Impairment of intangible assets and goodwill	19,281,031	—
Interest [note 12]	1,355,566	686,760
Unrealized foreign exchange loss on derivative financial instruments	—	1,165,700
Loss on disposal of fixed assets	1,218	—
Share of income from partnership	(872,198)	—

	52,609,781	23,728,296

Income (loss) before income taxes	(27,667,377)	3,616,763

Provision for (recovery of) income taxes
Current	—	167,380
Future	—	(77,250)

	—	90,130

Net income (loss) for the year	(27,667,377)	3,526,633

Comprised of
2064862 Ontario Inc.	(4,007)	—
RGC Canada Ltd.	(69,707)	(400,350)
Redmond Group of Companies Limited Partnership	(27,593,663)	3,926,983

	(27,667,377)	3,526,633

See accompanying notes

RGC Canada Ltd.

[formerly Jutan International Limited]

STATEMENT OF DEFICIT

Year ended December 31	2006 $	2005 $
Deficit, beginning of year	(963,549)	(563,199)
Net loss for the year	(69,707)	(400,350)

Deficit, end of year	(1,033,256)	(963,549)

See accompanying notes

2064862 Ontario Inc.

STATEMENT OF DEFICIT

Year ended December 31	2006 $

Net loss for the year and deficit, end of year	(4,007)

See accompanying notes

Redmond Group of Companies Limited Partnership

[formerly Jutan Limited Partnership]

STATEMENT OF PARTNERS’ CAPITAL

	2006
Year ended December 31	Balance, beginning of year $	Contributions $	Net loss for the year $	Balance, end of year $
		[note 16[c]]	[note 16[b]]	[note 16[a]]

Newport Partners Holdings L.P.	49,191,561	10,000,000	(22,074,930)	37,116,631
SW International Inc.	195	—	(5,518,733)	(5,518,538)
RGC Canada Ltd. [notes 1 and 16[a]]	14,438,711	—	—	14,438,711

	63,630,467	10,000,000	(27,593,663)	46,036,804

	Period from inception of the Partnership, January 1, 2005, with net income for the period March 1, 2005 to December 31, 2005
	Contributions $	Return of partners’ capital $	Net income (loss) $	Distributions $	Acquisitions (dispositions) $	Balance, end of year $
Newport Partners Holdings L.P.	48,000,013	(2,285,000)	4,422,745	(4,756,413)	3,810,216	49,191,561
SW International Inc.	6,900,109	(2,214,000)	(1,125,114)	—	(3,560,800)	195
Jutan International Limited	14,438,711	—	736,936	(736,936)	—	14,438,711
Robert Molyneux	400,000	(162,000)	(71,723)	—	(166,277)	—
314348 Ontario Limited	200,000	(81,000)	(35,861)	—	(83,139)	—

	69,938,833	(4,742,000)	3,926,983	(5,493,349)	—	63,630,467

See accompanying notes

RGC Canada Ltd. and

[formerly Jutan International Limited]

Redmond Group of Companies Limited Partnership

[formerly Jutan Limited Partnership]

COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31	2006 $	2005 $
OPERATING ACTIVITIES
Net income (loss) for the year	(27,667,377)	3,526,633
Add (deduct) items not involving cash
Amortization of fixed assets	550,493	306,720
Amortization of intangible assets	5,902,017	3,943,322
Unrealized foreign exchange loss on derivative financial instruments	—	1,165,700
Loss on derivative instruments	—	705,650
Loss on disposal of fixed assets	1,218	10,401
Share of income from partnership	(872,198)	—
Future income taxes	—	(77,250)
Impairment of intangible assets and goodwill	19,281,031	—

	(2,804,816)	9,581,176
Changes in non-cash working capital balances related to operations
Accounts receivable	9,362,460	(43,627,211)
Inventory	5,253,068	(10,298,631)
Prepaid expenses and other assets	(20,968)	(328,385)
Other asset	(561,310)	—
Accounts payable and accrued liabilities	(7,625,906)	33,011,677
Distributions payable	(1,500,000)	1,500,000
Income taxes payable	(163,878)	163,878
Derivative financial instruments	(911,200)	—

Cash provided by (used in) operating activities	1,027,450	(9,997,496)

FINANCING ACTIVITIES
Increase (decrease) in bank indebtedness	(3,932,448)	13,178,149
Increase in due from related parties	(128,042)	(343,573)
Decrease in demand term loan	(208,333)	—
Subscription for share capital	—	805
Reduction in stated value of share capital	—	(10,000,000)
Partner contributions	10,000,000	55,500,122
Return of partners’ capital	—	(4,742,000)
Distributions to partners	—	(4,756,413)
Increase in loans from related parties	2,632,303	—

Cash provided by financing activities	8,363,480	48,837,090

INVESTING ACTIVITIES
Purchase of fixed assets	(1,121,580)	(115,785)
Due from/to vendors	120,072	1,470,321
Proceeds on disposal of fixed assets	(1,218)	—
Loan to partnership	(1,350,000)	—
Investment in partnership	(8,640,000)	—
Business acquisition	—	(43,221,130)
Adjustments to prior business acquisitions [notes 4[a] and 4[b]]	1,601,796	—

Cash used in investing activities	(9,390,930)	(41,866,594)

Net decrease in cash during the year	—	(3,027,000)
Cash, beginning of year	—	3,027,000

Cash, end of year	—	—

Supplemental cash flow information
Interest paid	1,355,566	536,061

See accompanying notes

1.	BASIS OF PRESENTATION

On May 1, 2006, Jutan Limited Partnership changed its legal and operating name to Redmond Group of Companies Limited Partnership [the “Partnership”] and Jutan International Limited changed its legal name to RGC Canada Ltd. [the “Company”].

AVS Technologies Limited Partnership [“AVS”] is a 99.99% owned entity of the Partnership. 2064862 Ontario Inc. [“2064862”] is wholly owned by the Partnership. 2064862 owns the remaining 0.01% of AVS.

These combined and consolidated financial statements do not include all the assets, liabilities, revenue and expenses of the partners.

2.	NATURE OF THE BUSINESS

The Partnership and AVS are engaged in the import and distribution of electronic and household products.

The Company holds preferred partnership units in the Partnership and is one of the General Partners of the Partnership.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These combined and consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The Partnership’s, AVS’s, 2064862’s and the Company’s [the “Entities”] significant accounting policies are summarized as follows:

Principles of consolidation

The consolidated financial statements of the Partnership include the accounts of the Partnership, 2064862 and AVS.

Inventory

Inventory is valued at the lower of cost, determined on a weighted average basis, and net realizable value.

Fixed assets

Fixed assets are recorded at cost less accumulated amortization. Amortization is provided over the estimated useful lives of the assets at the following annual rates and bases:

Equipment and furniture	20% declining balance
Computer hardware	30% declining balance
Computer software	Straight-line over 2 years
Leasehold improvements	Straight-line over the term of the lease

Investment in partnership

The Partnership’s 45% investment in RLogistics Limited Partnership [“RLP”] is recorded using the equity method of accounting. Under this method, the Partnership’s investment is adjusted for its share of the investee’s income or loss and reduced for cash distributions.

Goodwill

Goodwill results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the net assets acquired less liabilities assumed on a fair value basis. Goodwill is not amortized but is evaluated on an annual basis or more frequently if changes in circumstances indicate a potential impairment. Goodwill is evaluated for impairment by comparing the fair value of the reporting unit, determined on a discounted cash flow basis, to the carrying value. If the carrying value of the reporting unit was to exceed its fair value, the Entities would perform the second step of the impairment test which compares the implied fair value of the reporting unit’s goodwill by deducting the fair value of all the tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. The implied fair value of goodwill is then compared to the carrying value of goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, the Entities recognize an impairment loss equal to the difference.

As a result of performing the annual impairment test, it was determined that an impairment had occurred in AVS’s goodwill. Accordingly, a goodwill impairment charge of $1,523,194 has been recorded.

Intangible assets

Intangible assets are assets acquired that lack physical substance and that meet the specified criteria for recognition. Intangible assets consist of brand names, distribution licenses and customer relationships. The carrying value of the brand names is not amortized as they have indefinite lives. The carrying values of the distribution licenses and customer relationships are amortized on a straight-line basis over five years.

The Partnership reviews the carrying value of its indefinite life intangible assets annually, or more frequently whenever events or changes in circumstances indicate that the carrying value of the assets exceeds their fair value. The carrying value of the brand names will be written down if the carrying value of the assets exceeds their fair value. The carrying values of the customer relationships and distribution licenses are tested for recoverability whenever events or changes in circumstances indicate that their carrying value may not be recoverable. When the carrying values of the distribution licenses or customer relationships are less than their net recoverable value as determined on an undiscounted basis, an impairment loss is recognized to the extent that fair values, measured as the discounted cash flows over the lives of the assets, are below the assets’ carrying values.

As a result of performing the annual impairment test, it was determined that an impairment had occurred in the Partnership’s intangible assets. Accordingly, an intangible assets impairment charge of $17,757,837 has been recorded in the Partnership. Management determined that there is no impairment in the intangible assets of AVS.

Income taxes

The Company and 2064862 account for income taxes using the liability method of tax allocation. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse.

No provision has been made for income taxes by the Partnership or AVS as the partners are taxable individually on their share of the Partnership’s income.

Revenue recognition

The Entities recognize revenue when goods are shipped and risks and benefits of ownership are transferred, net of estimated returns, discounts and other allowances. The provisions for product returns, discounts and other allowances are based upon the Entities’ contractual arrangements, historical experiences and management’s best estimates and expectations. Sales, provisions for estimated sales returns and the costs of products sold are recorded at the time of shipment.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rate of exchange in effect at the combined and consolidated balance sheet date. Revenue, expenses and non-monetary assets and liabilities are translated at the rates prevailing at the transaction date. Gains and losses arising from fluctuations in exchange rates are included in net income (loss) for the year.

Segment information

Although the Entities sell various electronic and household products under different brand names, the Entities’ chief decision makers consider the Entities to be a single reportable segment as a whole when making strategic operating decisions. Therefore, no segment information has been presented in these combined and consolidated financial statements.

Use of estimates

The preparation of the combined and consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

4.	DUE FROM/TO VENDORS

[a] Due from vendor consists of the following:

	2006 $	2005 $

AVS	108,734	3,202,173

AVS’s due from vendor consists of an amount due under the original acquisition purchase and sale agreement. The purchase and sale agreement provided for a purchase price adjustment based on the final determination of the net tangible assets acquired as at April 30, 2005. During the year, the purchase price adjustment was settled. The settlement resulted in a reduction in the goodwill acquired of $1,993,811.

The due from vendor is non-interest bearing and due on May 31, 2007.

[b] Due to vendor consists of the following:

	2006 $	2005 $

AVS	—	2,953,000
Redmond Group of Companies Limited Partnership	245,400	265,767

	245,400	3,218,767

The Partnership’s due to vendor balance consists of amounts due under a purchase and sale agreement for intangible and other assets in the prior year, net of amounts owing from the vendor under the same purchase and sale agreement. The due to vendor is non-interest bearing and due on demand.

The due to vendor consists of the following:

2006 $

Amount payable to vendor	800,000
Inventory to be acquired from vendor	(554,600)

245,400

The vendor has filed a claim against the Partnership for approximately $4,572,000 related to the original purchase and sale agreement for intangible and other assets. The Partnership has filed a counterclaim against the vendor related to the original purchase and sale agreement for intangible and other assets. Subsequent to year end, the Partnership and the vendor reached a draft settlement on the claim and counterclaim related to the original purchase and sale agreement, as described above. The draft settlement results in an increase in intangible assets originally acquired of $392,015.

The amount payable to vendor and inventory to be acquired from vendor are contingent upon final signing of the draft settlement agreement. Any change resulting from executing the final agreement will be recorded in the period when the final agreement is signed.

5.	RELATED PARTY TRANSACTIONS

Related parties consist of the partners and RLP. The amounts due from related parties are non-interest bearing and due on demand.

During the year, the Partnership and AVS sold goods to RLP for approximately $776,000.

6.	NON-MONETARY TRANSACTION

The Partnership sold inventory with a carrying value of approximately $913,000 to a company whose principal business activity is barter transactions. In exchange for the inventory, the Partnership received credits of approximately $913,000 for future services from this company. This non-monetary transaction has been recorded at the fair value of the inventory transferred, as this was determined to be the most reliable basis of measurement. No gain or loss was recorded on the transaction. The Partnership has recorded the current portion of the expected use of the credits in prepaid expenses and other assets. Management’s estimated long-term portion of the credits to be used has been recorded as a long-term other asset.

7.	FIXED ASSETS

Fixed assets consist of the following:

	2006
	Cost $	Accumulated amortization $	Net book value $

Equipment and furniture	963,227	222,709	740,518
Computer hardware	597,460	224,211	373,249
Computer software	259,780	147,641	112,139
Leasehold improvements	862,768	244,364	618,404

	2,683,235	838,925	1,844,310

	2005
	Cost $	Accumulated amortization $	Net book value $

Equipment and furniture	621,503	73,186	548,317
Computer hardware	466,850	79,006	387,844
Computer software	142,484	65,867	76,617
Leasehold improvements	331,339	70,894	260,445

	1,562,176	288,953	1,273,223

8.	INVESTMENT IN PARTNERSHIP

[a] Investment

During the year, the Partnership invested in 45% of the partnership units of RLP.

The investment in partnership consists of the following:

$

Investment, at cost	8,640,000
Share of income	872,198
Distributions	(728,818)

8,783,380

[b] Loan to partnership

During the year, the Partnership loaned RLP $1,350,000. The loan is non-interest bearing and due on demand after all the partners in RLP agree to repay the loan. The loan is subordinated in favour of RLP’s lenders and is collateralized by a general security agreement against all the assets of RLP.

9.	INTANGIBLE ASSETS

Intangible assets consist of the following:

	2006
	Cost $	Accumulated amortization $	Impairment write down $	Net book value $

Brand names	10,608,240	—	10,608,240	—
Distribution licenses	21,029,457	7,088,483	4,746,894	9,194,080
Customer relationships	8,480,618	3,065,200	2,402,703	3,012,715

	40,118,315	10,153,683	17,757,837	12,206,795

	2005
	Cost $	Accumulated amortization $	Net book value $

Brand names	10,216,225	—	10,216,225
Distribution licenses	21,029,457	2,882,592	18,146,865
Customer relationships	8,480,619	1,369,075	7,111,544

	39,726,301	4,251,667	35,474,634

10.	BANK INDEBTEDNESS

The Partnership and AVS have a consolidated operating facility available to a maximum of $70,000,000. The operating facility bears interest at the bank’s prime rate plus 0.25%. As at December 31, 2006, the bank’s prime rate was 6% [2005 - 5%]. The operating facility and the demand term loan described in note 11 to the combined and consolidated financial statements are collateralized by a general security agreement covering all the assets of the Partnership and AVS, a general assignment of book debts of the Partnership and AVS and a pledge of inventory of the Partnership and AVS. The operating facility and the demand term loan described in note 11 to the combined and consolidated financial statements are guaranteed by the Partnership, AVS, the Company and 2064862.

11.	DEMAND TERM LOAN

The demand term loan bears interest at the bank’s cost of funds plus 1.5%. The effective interest rate at December 31, 2006 was 6% [2005 - 6.50%]. The loan matures in September 2009. Interest only is repayable in monthly installments until October 2006. Subsequently, the loan is repayable in monthly principal installments of $69,444, plus interest. The term loan can be called by the lender at any time and is collateralized as described in note 10 to the combined and consolidated financial statements.

Principal repayments are due as follows:

$

2007	833,333
2008	833,333
2009	625,001

2,291,667

12.	LOANS FROM RELATED PARTIES

The loans are from one of the partners and a company controlled by one of the partners. These amounts are subordinated in favour of the Entities’ lender as described in notes 10 and 11 to the combined and consolidated financial statements. The loans are secured by a general security agreement on the assets of the Partnership and AVS. The loans are due on demand and bear interest at the prevailing interest rate applicable to one of the partners by its lender. As at December 31, 2006, the effective interest rate on these loans was 7%. During the year, the Partnership incurred interest related to these loans of approximately $62,000.

13.	INCOME TAXES

No provision has been made for income taxes as the partners are taxable individually on their share of the Partnership’s income, as described in note 16[b] to the combined and consolidated financial statements.

Significant components of the future tax liability as at December 31 are as follows:

	2006 $	2005 $

Future tax liability
RGC Canada Ltd.’s partnership units	2,555,000	2,555,000

14.	SHARE CAPITAL

Share capital consists of the following:

	2006 $	2005 $
	[note 1]

Authorized
Unlimited voting Class B and C common shares

Issued
1,444 Class B common shares	9,197,426	9,197,426
361 Class C common shares	1,203,379	1,203,379

	10,400,805	10,400,805

15.	CONTRIBUTED SURPLUS

Upon the sale by the Company to the Partnership of its assets, net of liabilities, the future income tax liability related to intangible assets of $4,798,500 was not transferred. Accordingly, this amount, net of the future income tax liability of $2,590,000 associated with the Company’s preferred partnership units, is reflected as contributed surplus in these combined and consolidated financial statements.

16.	PARTNERS’ CAPITAL

[a] RGC Canada Ltd.

The Company owns preferred partnership units in the Partnership. These financial statements have been prepared on a combined and consolidated basis for the Company and the Partnership; accordingly, upon combination and consolidation of the Entities, the Company’s capital, net of its Partnership income allocation, is eliminated as follows:

	2006 $	2005 $

Redmond Group of Companies Limited Partnership’s capital	46,036,804	63,630,467

Less: RGC Canada Ltd. capital	(14,438,711)	(14,438,711)

Add: RGC Canada Ltd. cumulative share of income	736,936	736,936

	32,335,029	49,928,692

The Company’s preferred partnership units are entitled to an allocation of the Partnership’s net income in priority to the other partners in accordance with a pre-determined formula to a maximum amount each year.

[b] Allocation of net income (loss) and distributions to partners

For the period March 1, 2005 to August 7, 2005, the partners, other than the Company, were allocated net income or loss in excess of the priority allocation of net income described in note 16[a] on the basis of their proportionate ownership in the Partnership.

On August 7, 2005, the partners amended the partnership agreement. From August 7, 2005 the allocation of the Partnership’s net income or loss in excess of the priority allocation of net income described in note 16[a] is subordinated to Newport Partners Holdings L.P. until the earlier of September 30, 2007 or the end of the quarter in which a cumulative minimum income level is achieved. Losses are allocated on a pro rata ownership basis to all unitholders, excluding the preferred unitholder. Distributions are allocated on the same basis as net income.

[c] Partner contribution

During the year, one of the partners of the Partnership contributed $10,000,000 in additional capital. The proceeds were used by the Partnership to acquire a 45% interest in RLP, as described in note 8[a] to the combined and consolidated financial statements.

17.	FINANCIAL INSTRUMENTS

[a] Fair values

The carrying values of accounts receivable, due from related parties, distributions receivable from partnership, due from/to vendors, loan to partnership, bank indebtedness, accounts payable and accrued liabilities, demand term loan and loans from related parties approximate their fair values due to the relatively short term to maturity of these financial instruments.

[b] Financial risk

Financial risk is the risk to the Entities’ income that arises from fluctuations in interest rates, commodities and foreign exchange rates, and the volatility of these rates.

The Partnership and AVS have the following percentage of certain assets and liabilities denominated in foreign currencies:

	2006%	2005%

Accounts receivable	48	46
Accounts payable and accrued liabilities	72	66

The Partnership and AVS are exposed to foreign exchange rate risk with respect to these amounts.

The Partnership and AVS do not use derivative financial instruments to reduce their exposure to interest, commodity and foreign exchange risks.

Included in cost of sales is a foreign exchange loss of approximately $3,064,000 [2005 - $1,467,000].

[c] Credit risk

While the Partnership and AVS sell their products to many customers, three customers represent 62% [2005 - three customers represented 72%] of accounts receivable as at December 31, 2006.

The following summarizes significant customer sales information for the Entities:

	2006 $	2005 $

Customer A	66,232,063	42,158,428

Customer B	65,910,058	47,399,609

Customer C	42,036,455	41,823,105

	174,178,576	131,381,142

The Partnership and AVS, in the normal course of business, are exposed to concentrations of credit risk from their customers, substantially all of which are in the retail industry. The Partnership and AVS endeavour to keep pace with the evolving electronics industry and have adopted credit policies and standards intended to accommodate industry growth and inherent risk. Management believes that credit risks are moderated by the diversity of its end customers and geographic sales areas. The Partnership and AVS perform ongoing credit evaluations of their customers’ financial condition.

18.	COMMITMENTS AND CONTINGENCIES

[a]	As at December 31, 2006, the Partnership was contingently liable to its bankers for letters of credit provided to secure inventory purchases of approximately U.S. $10,600,000 [Cdn. $12,400,000] [2005 - U.S. $19,900,000, Cdn. - $23,200,000]. Included in accounts payable and accrued liabilities is approximately U.S. $5,600,000 [Cdn. $6,500,000] [2005 - U.S. $6,600,000, Cdn.—$7,600,000] of accounts payable secured by letters of credit.

[b]	Future minimum annual lease payments under operating leases, excluding certain operating costs, are approximately as follows:

$

2007	1,390,000
2008	1,170,000
2009	1,030,000
2010	1,030,000
2011	470,000

5,090,000

[c]	In the normal course of operations, there are claims against the Partnership and AVS. These claims are subject to many uncertainties and the outcome of individual matters is not predictable with assurance. It is the opinion of management that final determination of these cases will not materially affect the Partnership’s and AVS’s financial position or results of operations. Any liability resulting from a claim will be recorded when the resolution of the claim is probable and estimable.

[d]	AVS has entered into retention agreements with certain senior executives for a period of two years, ending in 2007. Included in general and administrative expenses is approximately $561,000 paid under these agreements. The future payment in 2007 under these retention agreements is $207,000.

19.	COMPARATIVE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

The comparative combined and consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 2006 combined and consolidated financial statements.

20.	SUBSEQUENT EVENT

On May 1, 2007, the Partnership and the Company [collectively the “Entities”] sold substantially all of their assets, liabilities and principal business, with the exception of the Entities’ investments in RLP and 2064862, to SYNNEX Canada Limited, a fully-owned subsidiary of SYNNEX Corporation for total consideration of approximately $34,000,000, net of assumed debt.